Exhibit (n): Consent of Independent Registered Public Accounting Firm for VUL IV/VUL IV -- ES NY

            Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Independent Registered Public Accounting Firm" in the Statement of Additional Information and to the use of our report dated April 23, 2010 with respect to the financial statements of RiverSource Life Insurance Co. of New York and to the use of our report dated April 23, 2010 with respect to the financial statements of RiverSource of New York Account 8 included in Post-Effective Amendment No. 28 to the Registration Statement (Form N-6, No. 333-44644) which was incorporated by reference in Post-Effective Amendment No. 29 to the Registration Statement (Form N-6, No. 333-44644) for the registration of the RiverSource (RM) Variable Universal Life IV and RiverSource Variable Universal Life IV-Estate Series offered by RiverSource Life Insurance Co. of New York.


                                        /s/ Ernst & Young LLP

Minneapolis, Minnesota
September 10, 2010